                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)  January 13, 1997
                                   ----------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)



Delaware                           0-20913       13-3173139
----------------------------------------------------------------------
(State or Other jurisdiction of    (Commission   (IRS Employer of
Incorporation)                     File Number)  Identification No.)



One Teleport Drive, Staten Island, New York       10311
----------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



Registrant's telephone number including area code      (718) 355-2000

ITEM    5.      OTHER EVENTS
                ------------


THE FOLLOWING  IS A PRESS RELEASE DISTRIBUTION AS OF JANUARY 13, 1996:

           TCG TO ACQUIRE CERFNET SERVICES: CREATES NEW NATIONWIDE
              LEADER IN PREMIER INTERNET AND TELECOMMUNICATIONS
                            SERVICES FOR BUSINESSES


NEW YORK, NY -- TELEPORT COMMUNICATIONS GROUP INC. (TCG), THE NATION'S LEADING COMPETITIVE LOCAL TELEPHONE COMPANY, ANNOUNCED TODAY THAT IT WILL ACQUIRE CERFNET SERVICES INC., A RECOGNIZED LEADER IN ADVANCED BUSINESS INTERNET AND WEB SERVICES, CREATING A NEW, NATIONWIDE LEADER IN ADVANCED TELECOMMUNICATIONS AND SOPHISTICATED INTERNET SERVICES.

TCG will acquire CERFnet from General Atomics and its affiliates in exchange for
2.1 million shares of TCG Class A common stock.

"This will be a powerful combination with compelling synergies," said Bob Annunziata, TCG's Chairman, President and CEO. "TCG will provide CERFnet's customer base with sophisticated telecommunications services, while CERFnet will provide TCG's customer base with equally high-quality Internet services. With CERFnet, TCG acquires one of the most technically advanced and financially sound companies in the Internet industry."

San Diego, CA-based CERFnet, one of the nation's oldest Internet Providers, serves more than 6,000 sophisticated corporate and professional customers, including leading financial services companies, academic institutions, health care and entertainment companies, government services, defense contractors, utilities, major computer and software companies. Since TCG serves similar users in 57 major markets across the country, CERFnet will accelerate its nationwide business as its superior Internet services are packaged with TCG's complimentary telecommunications services.

Both companies also share a tradition of innovation and entrepreneurship, said Mr. Annunziata. "CERFnet's history, customer focus, corporate culture and successful financial performance closely parallel TCG's: Both companies are founders of their respective industries, both provide superior, innovative services to the same types of corporate users, both have grown quickly but prudently, and, perhaps uniquely, both are producing positive operating cash flows."

--------------------------------

CERFnet is expected to generate preliminary operating results of $1.8 million of EBITDA (earnings before interest, taxes, depreciation, and amortization) on revenues of approximately $9.3 million for fiscal 1996, according to Pushpendra Mohta, CERFnet's Executive Vice President.

"The Internet business model has changed dramatically since we first participated in setting up the Internet in 1989," said Mr. Mohta. "The business of Internet access is moving closer to the wire. Demand for bandwidth continues to accelerate and facilities-based ISPs like CERFnet will have a distinct advantage in cost and reliability."

Mr. Mohta will assume the position of Vice President of Internet Service with TCG after the acquisition is completed.

"The people at CERFnet have been pioneers in developing, refining and perfecting Internet and Web technologies and services, " said Mr. Annunziata. "Pushpendra Mohta has been one of the significant players in each evolutionary phase of the Internet since 1989 and will be a valuable addition to TCG's management team."

CERFnet was formed in 1989 by General Atomics as a founding participant in the National Science Foundation Network (NSFnet) that has evolved into the Internet. Today, CERFnet provides a full range of Internet-related services for corporate clients, including dial-up and dedicated Internet access, Web hosting and co-location services and Internet training. CERFnet is one of only a few Internet Service Providers classified as a "Tier 1" ISP. (Tier 1 ISPs are the major ISPs which interconnect with each other as peers and provide access to the Internet for all other ISPs.)

CERFnet's nationwide backbone network,  which uses redundant, high-speed DS3
(45 mbps) links to accommodate high-volume traffic and ensure reliability, is scheduled to be upgraded to 155 mbps in the first quarter of 1997. Currently, CERFnet provides customers with Internet access speeds ranging from 28.8 kbps to 45 mbps over dedicated high-speed digital lines as well as through leading edge technologies such as Asynchronous Transfer Mode (ATM) and Integrated Services Digital Network (ISDN).

Mr. Annunziata noted that TCG's high quality fiber optic local networks, which have ISDN and ATM capabilities, are ideal for CERFnet's high speed dedicated access and switched links, and that these types of applications are examples of the strongly synergistic cross-marketing he expects between TCG and CERFnet after the merger.

--------------------------------

TCG is the nation's largest and most experienced provider of competitive local exchange services for information intensive businesses. Through its fiber optic based networks, TCG currently serves 57 major markets, offering the most advanced private line, switched and data services. TCG recently announced plans to build eight new fiber optic networks in 1997 that when completed will raise the number of markets served to 65. TCG is traded on the NASDAQ National Market and is traded under the symbol: TCGI.

Additional information about TCG is available on the Internet at:
http://www.tcg.com

CERFnet is one of the largest and oldest commercial Internet service providers for business in the nation. In addition to providing cost-effective, high-speed access to the Internet, CERFnet offers a complete range of Web hosting and related services to business.

More information about CERFnet is available on the Internet at:
http://www.cerf.net

General Atomics was founded in 1955 and is engaged in diversified research and development of advanced technologies in energy and defense.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.





Dated:  January 21, 1997                 By:    /s/ Maria Terranova-Evans
                                                ______________________________

                                         Name:  Maria Terranova-Evans
                                         Title: Vice President and Controller
                                                (Principal Accounting Officer)